UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 19, 2022

BioXcel Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38410	82-1386754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive

New Haven, CT 06511

(Address of principal executive offices, including Zip Code)

(475)238-6837

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BTAI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01	Entry into a Material Definitive Agreement.

Credit and Guaranty Agreement

On April 19, 2022 (the “Effective Date”), BioXcel Therapeutics, Inc. (the “Company”) entered into a credit agreement and guaranty (the “Credit Agreement”), with Oaktree Fund Administration, LLC (“Oaktree”) as administrative agent, and the lenders party thereto (the “Lenders”), pursuant to which the Lenders have agreed to loan the Company up to $135.0 million in senior secured term loans. Under the terms of the Credit Agreement, the Company will borrow the first $70.0 million tranche of loans within 30 calendar days after the Company’s receipt of approval from the U.S. Food and Drug Administration (the “FDA”) of a New Drug Application (“NDA”) in respect of the use of the Company’s BXCL501 product for the acute treatment of agitation associated with schizophrenia or bipolar I or II disorder (“BXCL501 FDA Approval”). The BXCL501 FDA Approval was received on April 5, 2022 with the FDA’s approval of IGALMITM. The remaining two tranches of term loan commitments under the Credit Agreement may be borrowed at the Company’s option prior to December 31, 2024 as follows:

-	$35.0 million upon satisfaction of certain conditions, including receipt of certain regulatory and financial milestones; and

-	$30.0 million upon satisfaction of certain conditions, including specified minimum net sales of the Company attributable to sales of BXCL501 for a trailing twelve consecutive month period.

The loans under the Credit Agreement mature on the fifth anniversary of the Effective Date, provided that the Company may, at its option, extend the maturity date to the sixth anniversary of the Effective Date if, prior to December 31, 2024, the Company receives approval from the FDA of an NDA in respect of the use of BXCL501 for the acute treatment of agitation associated with Alzheimer’s Disease and satisfies certain other conditions. The loans under the Credit Agreement bear interest at a fixed annual rate of 10.25%, payable quarterly. Of such interest, 2.25% per annum will be payable in kind by capitalizing and adding such interest to the outstanding principal amount of loans on each quarterly interest payment date from the first payment date on which interest is owed through, and including, the third anniversary of such payment date, unless, with respect to any payment date, the Company elects to pay all or a portion of such interest in cash. The Company will be required to pay a ticking fee equal to 0.750% per annum multiplied by the daily undrawn amount of the commitments commencing 120 days after the funding of the first tranche of the loans payable quarterly through the termination of the commitments.

The Company may voluntarily prepay the Credit Agreement at any time subject to a prepayment fee, which on or prior to the second anniversary of the Effective Date is equal to the amount of interest that would have been paid from, and including, the date of such prepayment to, but excluding, the second anniversary of the Effective Date, plus 4.0% of the principal amount of the senior secured loans being prepaid. However, if any prepayment is made in connection with a change of control event, the prepayment fee will be equal to 12.5% of the principal amount of the senior secured loans being prepaid if such prepayment occurs on or prior to the first anniversary of the Effective Date, and 10% of the principal amount of the senior secured loans being prepaid if such prepayment occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date. Thereafter, at any time after the second anniversary of the Effective Date but on or prior to the third anniversary of the Effective Date, the prepayment fee equals 4.0% of the aggregate outstanding principal amount of the senior secured loans being prepaid, and at any time after the third anniversary of the Effective Date but on or prior to the fourth anniversary of the Effective Date, the prepayment fee equals an amount equal to 2.0% of the aggregate outstanding principal amount of the loans being prepaid. No prepayment fee will apply after the fourth anniversary of the Effective Date. The Company is required to make mandatory prepayments of the loans with net cash proceeds from certain asset sales or insurance proceeds or condemnation awards, in each case, subject to certain exceptions and reinvestment rights, and subject to the prepayment fee.

The Company’s obligations under the Credit Agreement will be guaranteed by the Company’s existing and subsequently acquired or organized subsidiaries, subject to certain exceptions. The Company’s obligations under the Credit Agreement and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a pledge of all of the equity interests of all existing and any future direct subsidiaries of the Company, and (ii) a perfected security interest in all of the tangible and intangible assets of the Company and the guarantors (except that the guarantees provided by the BXCL701 Subsidiaries (as defined below) are unsecured).

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness, and dividends and other distributions, subject to certain exceptions, including specific exceptions with respect to product commercialization and development activities. The Company must also comply with certain financial covenants, including (i) maintenance of cash or permitted cash equivalent investments in accounts controlled by Oaktree, as administrative agent for the Lenders, of at least (a) $15.0 million from the Effective Date until the date on which the second tranche of loans are funded (the “Step-Up Date”) and (b) $20.0 million from and after the Step-Up Date, provided, in the case of (a) and (b), that following any Permitted BXCL701 Release Event (as defined below), such amount will increase by $12.5 million, and following such time as unaffiliated third parties hold ownership of at least 30% of the equity interests in the BXCL701 Subsidiaries, such amount will increase by an additional $5.0 million (provided, that such amount will in no event exceed 50% of the aggregate amount of loans outstanding at any time); and (ii) a minimum revenue test, measured quarterly beginning with the Company’s fiscal quarter ending on December 31, 2023, that requires consolidated net revenue of the Company and its subsidiaries for the six consecutive month period ending on the last day of each such fiscal quarter to not be less than a minimum revenue amount specified in the Credit Agreement. Failure of the Company to comply with the financial covenants will result in an event of default, subject to certain cure rights of the Company with respect to the revenue covenant.

Notwithstanding the foregoing, the Credit Agreement permits OnkosXcel Therapeutics LLC (“OnkosXcel”), the Company’s subsidiary formed to develop BXCL701 and related assets (together with OnkosXcel Employee Holdings LLC and their respective subsidiaries, the “BXCL701 Subsidiaries”) to receive third-party investment or transfer all or substantially all of their assets to an unaffiliated third party, in each case subject to terms and conditions set forth in the Credit Agreement, including the escrow of certain proceeds received by the Company and its subsidiaries (other than the BXCL701 Subsidiaries) in respect of these disposition events and, under circumstances set forth in the Credit Agreement, the mandatory prepayment of such escrowed amounts. The Company’s equity interests in the BXCL701 Subsidiaries have been pledged by the Company in support of its obligations under the Credit Agreement, and the BXCL701 Subsidiaries have provided direct guarantees the Company’s obligations under the Credit Agreement on an unsecured basis. However, the pledge, guarantee and other obligations of the BXCL701 Subsidiaries under the Credit Agreement will be released upon certain agreed upon events (“Permitted BXCL701 Release Events”), including an initial public offering by the BXCL701 Subsidiaries or the ownership by unaffiliated third parties of at least 20% of the equity interests in the BXCL701 Subsidiaries.

In connection with the closing of the Credit Agreement, OnkosXcel granted warrants to the Lenders to purchase a number of its LLC units initially equal to 0.875% of its fully diluted capitalization as of the closing of the Credit Agreement (the “Initial 701 Warrants”), subject to increase to up to an aggregate of 1.75% of its fully diluted capitalization as of the closing of the Credit Agreement based on the funding of the two delayed draw tranches of loans provided for under the Credit Agreement (the “Additional 701 Warrants”, and collectively, the “701 Warrants”). The exercise price per unit of the 701 Warrants will be set upon the earlier of the closing of the next sale (or related series of related sales) by OnkosXcel of equity securities of OnkosXcel with aggregate proceeds of not less than $20.0 million to unrelated third parties (the “Next Equity Financing”) at an exercise price per unit equal to a 10% premium over the price per unit of the equity securities sold by OnkosXcel in such Next Equity Financing or, in the event of a sale of OnkosXcel prior to the Next Equity Financing or an initial public offering constituting the Next Equity Financing, the lesser of (x) 75% of the fair market value of the consideration to be paid for a unit upon the consummation of such transaction and (y) 150% of the valuation applicable to the initial profits units issued by OnkosXcel after the closing of the Credit Agreement.

The 701 Warrants will expire on April 19, 2029. The 701 Warrants may be net exercised at the holder’s election.

The Credit Agreement contains events of default that are customary for financings of this type relating to, among other things, payment defaults, breach of covenants, breach of representations and warranties, cross default to material indebtedness, bankruptcy-related defaults, judgment defaults, breach of the financial covenants described above, and the occurrence of certain change of control events. In certain circumstances, events of default are subject to customary cure periods. Following an event of default and any applicable cure period, the Lenders will have the right upon notice to terminate any undrawn commitments and may accelerate all amounts outstanding under the Credit Agreement, in addition to other remedies available to them as secured creditors of the Company.

Company Warrants, Equity Investment and Registration Rights Agreement

In connection with the Credit Agreement, the Company granted warrants to the Lenders to purchase up to 278,520 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $20.04 per share (the “Warrants”), which represents the arithmetic average of the volume-weighted average price of the Company’s common stock on the Nasdaq Capital Market during the 30 trading days preceding the issuance of the Warrants. The Warrants will expire on April 19, 2029 and may be net exercised at the holder’s election.

In addition, pursuant to the Credit Agreement, the Lenders have the right to purchase shares of common stock (the “Equity Investment Shares” and together with the Warrant Shares, the “Shares”) after the Effective Date, for a purchase price of $5.0 million at a price per share equal to a 10% premium to the volume weighted average price of the common stock over the 30 trading days prior to the Lenders’ election to proceed with such equity investment (the “Equity Investment”).

The Company has entered into a Registration Rights Agreement with the Lenders, pursuant to which the Company agreed to file a registration statement on Form S-3 to register the Warrant Shares and, if issued, the Equity Investment Shares, for resale.

Revenue Interest Financing Agreement

In addition, on the Effective Date, the Company entered into a Revenue Interest Financing Agreement (the “RIFA”) with Oaktree, as administrative agent, and the purchasers party thereto (the “Purchasers”), pursuant to which the Purchasers have agreed to provide the Company with up to $120.0 million in financing for the Company’s near-term commercial activities of IGALMITM, development and commercialization of BXCL501 and other general corporate purposes. The funding of the first $30.0 million payment is conditioned upon the Company’s receipt of BXCL501 FDA Approval, which occurred on April 5, 2022 with the FDA’s approval of IGALMITM. The remaining commitments under the RIFA may be drawn by the Company at its option prior to December 31, 2024 as follows:

-	$45 million payment upon satisfaction of certain conditions, including receipt of certain regulatory and patent related milestones and specified minimum net sales of BXCL501 during any consecutive twelve month period; and

-	$45 million payment upon satisfaction of certain conditions, including receipt of certain regulatory and patent related milestones and specified minimum net sales of BXCL501 during any consecutive twelve month period (collectively, such payments by the Purchasers, the “Purchaser Payments”).

In exchange for the Purchaser Payments, the Company has agreed to make payments to the Purchasers (the “Revenue Share Payments”) equal to a royalty ranging from 7.75% to 0.375% on net sales of BXCL501 in the United States, subject to a hard cap (the “Hard Cap”) equal to 175% of the total amount funded in respect of the Purchaser Payments as of any date (the “Funded Amount”). The Company is required to make additional payments to the Purchasers from time to time to ensure that the aggregate amount of payments received by the Purchasers under the RIFA divided by the Funded Amount (such equation, as of any date of determination, the “MOIC”) is at least equal to agreed upon minimum levels as of certain dates of determination, subject to terms and conditions set forth in the RIFA.

Commencing with the calendar quarter after the Hard Cap is received by the Purchasers, the Company will pay the Purchasers a flat 0.375% royalty on net sales of BXCL501 in the United States (the “Tail Royalty Payments”) through, and including, March 31, 2036. However, no Tail Royalty Payments will be owed unless the conditions to the second tranche of Purchaser Payments have been met (irrespective of whether the Company elects to receive such Purchaser Payment).

The Company’s obligations under the RIFA are secured, subject to customary permitted liens and other agreed upon exceptions and subject to an intercreditor agreement between Oaktree in its capacity as administrative agent for the Lenders, on the one hand, and Oaktree, in its capacity as administrative agent for the Purchasers, on the other hand, by a perfected security interest in (i) accounts receivable arising from net sales of BXCL501 in the United States and one or more segregated bank accounts maintained for the purpose of receiving payments in respect of such accounts receivable, (ii) intellectual property that is claiming or covering BXCL501 itself or any method of using, making or manufacturing BXCL501 and (iii) regulatory approvals, clinical data, and all other assets that underlie BXCL501.

At any time after the funding of the first Purchaser Payment, the Company will have the right, but not the obligation (the “Call Option”), to buy out the Purchasers’ interest in the Revenue Share Payments at a repurchase price (the “Put/Call Price”) equal to, as of any date of determination, an amount sufficient that, giving effect to the payment of the Put/Call Price and all other payments made by the Company to the Purchasers pursuant to the RIFA, (i) the MOIC equals 1.225x if such date is before the one-year anniversary of the date the first Purchaser Payment was made, (ii) the MOIC equals 1.375x if such date is on or after the one-year anniversary of the date the first Purchaser Payment was made and before the two-year anniversary of the date the first Purchaser Payment was made, (iii) the MOIC equals 1.525x if such date is on or after the two-year anniversary of the date the first Purchaser Payment was made and before the three-year anniversary of the date the first Purchaser Payment was made, and (iv) the MOIC equals 1.750x if such date is on or after the three-year anniversary of the date the first Purchaser Payment was made. If the Company exercises the Call Option prior to the third anniversary of the Effective Date, then the Purchasers will not be entitled to any Tail Royalty Payments. However, if the Company exercises the Call Option on or after the third anniversary of the Effective Date, then the Company will be required to buy out the Purchasers’ interest in the Tail Royalty Payments in addition to the Revenue Share Payments, and the applicable Put/Call Price will be an amount equal to, as of any date of determination, an amount sufficient that, giving effect to the payment of the Put/Call Price and all other payments made by the Company to the Purchasers pursuant to the RIFA, the MOIC equals 2.25x.

The RIFA contains customary representations and warranties and certain restrictions on the Company’s ability to incur indebtedness and grant liens on intellectual property related to BXCL501. In addition, the RIFA provides that if certain events (“Put Option Events”) occur, including certain bankruptcy events, failure to make payments, a change of control, an out-license or sale of all of the rights in and to BXCL501 in the United States, in each case except a permitted licensing transaction (as defined in the RIFA) and, subject to applicable cure periods, material breach of the covenants in the RIFA, Oaktree, at the direction of the Purchasers, may require the Company to repurchase the Purchasers’ interests in the Revenue Share Payments and Tail Royalty Payments at the Put/Call Price. In addition, the Company may terminate the RIFA if a change of control occurs before the first Purchaser Payment is made.

Transactions with BioXcel LLC

In connection with the foregoing financing arrangements, on April 19, 2022 the Company and BioXcel LLC, a significant stockholder of the Company, entered into the BioXcel Trademark License Agreement, pursuant to which BioXcel LLC has granted the Company a royalty-free license to use the BIOXCEL trademark in connection with marketing, promoting and selling any products and services in the field of neuroscience, for which the Company has agreed to pay BioXcel LLC a one-time fee of $135,000, and also entered into the Second Amendment to the Second Amended and Restated Separation and Shared Services Agreement pursuant to which the parties agreed to extend the Company’s option to enter into a Collaborative Services Agreement with BioXcel LLC through December 31, 2024, for which the Company has agreed to pay BioXcel LLC $18,000 per month, prorated for any partial month, as applicable, for the period beginning March 13, 2023 and ending December 31, 2024. BioXcel LLC is majority owned and controlled by BioXcel Holdings, Inc., of which Vimal Mehta, Ph.D., the Company’s Chief Executive Officer, President and member of the Board, is co-founder and serves as Chairman of the Board and Chief Executive Officer, and Krishnan Nandabalan, Ph.D., the Company’s Chief Digital Officer and member of the Board, is also co-founder and serves as President, Secretary and Chief Scientific Officer.

General

The foregoing summaries of the Warrants and the Registration Rights Agreement are qualified in their entirety by the complete text of the form or Warrant and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above regarding the Credit Agreement and the RIFA are incorporated by reference under this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 above regarding the issuance of the Warrants and the Equity Investment are incorporated by reference under this Item 3.02. The Warrants were issued, and the Warrant Shares and Equity Investment Shares will be issued (if at all), in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) of the Securities Act. The Lenders have represented that they are acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, and appropriate legends have been or will be affixed to the securities.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Description
4.1	Form of Warrant

4.2	Registration Rights Agreement, dated April 19, 2022, among the Company and Oaktree-TCDRS Strategic Credit, LLC, Oaktree-Forrest Multi-Strategy, LLC, Oaktree-TBMR Strategic Credit Fund C, LLC, Oaktree-TBMR Strategic Credit Fund F, LLC, Oaktree-TBMR Strategic Credit Fund G, LLC, Oaktree-TSE 16 Strategic Credit, LLC, INPRS Strategic Credit Holdings, LLC, Oaktree Strategic Income II, Inc., Oaktree Specialty Lending Corporation, Oaktree Strategic Credit Fund, Oaktree GCP Fund Delaware Holdings, L.P., Oaktree Diversified Income Fund Inc., Oaktree AZ Strategic Lending Fund, L.P., Oaktree Loan Acquisition Fund, L.P., Oaktree LSL Fund Delaware Holdings EURRC, L.P., and Q Boost Holding LLC.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2022	BIOXCEL THERAPEUTICS, INC.

/s/ Vimal Mehta
Vimal Mehta
Chief Executive Officer